Exhibit 99.1

    Possis Medical, Inc., to Present at the Jefferies Healthcare Conference

     MINNEAPOLIS--(BUSINESS WIRE)--June 21, 2007--Possis Medical, Inc. (NASDAQ:POSS), today announced that it is participating in the Jefferies Healthcare Conference in New York City on Thursday, June 28, 2007. Robert Dutcher, president and CEO, is scheduled to present a company overview and discuss Possis' pioneering medical technologies to conference attendees at 9:40 a.m. ET.

     A live audio webcast of the presentation will be available at 9:40 a.m. ET on Thursday, June 28, at www.possis.com under the "Investors" tab. A replay will be available at the same address for 90 days.

     Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The Company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.


     CONTACT: Possis Medical, Inc.
              Jules L. Fisher, 763-450-8011
              Vice President, Finance and
              Chief Financial Officer
              Jules.Fisher@possis.com